Exhibit 10.34

ELEVENTH AMENDMENT TO
CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (“Eleventh Amendment”) dated as of April 25, 2003, by and among SUCCESSORIES, INC., an Illinois corporation, SUCCESSORIES OF ILLINOIS, INC., an Illinois corporation, and CELEX SUCCESSORIES, INC., a Canadian corporation (hereinafter, together with their successors in title and assigns, called the “Borrowers” and each of which individually is a “Borrower”), THE PROVIDENT BANK, as Agent, an Ohio banking corporation (“Agent”), and various Lenders as set forth in the Credit Agreement.

PRELIMINARY STATEMENT

WHEREAS, Borrowers, Agent and Lenders have entered into a Credit Agreement dated as June 20, 1997, as amended by a First Amendment dated as of July 16, 1997, a Second Amendment dated as of May 14, 1998,  a Third Amendment dated as of September 1, 1998, a Fourth Amendment dated as of April 28, 1999,  a Fifth Amendment dated as of April 6, 2000, a Sixth Amendment dated as of August 28, 2000, a Seventh Amendment dated as of September 4, 2001, an Eighth Amendment dated as of December 3, 2001, a Ninth Amendment dated as of June 7, 2002 and a Tenth Amendment dated as of September 11, 2002 (as so amended, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Lenders extend the maturity date of the Notes from June 1, 2003 to June 30, 2003, and the Lenders have agreed to extend such maturity date; and

WHEREAS, Borrowers, Agent and Lenders now wish to amend the Credit Agreement in accordance with the terms and provisions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to supplement and amend the Credit Agreement upon such terms and conditions as follows:

1.                                       Capitalized Terms.  All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Credit Agreement as amended by this Eleventh Amendment.

2.                                       Definitions.

(a)                                  The following definition contained in Section 1.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Termination Date” means the earlier of (a) June 30, 2003, (b) the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Agent or the Requisite Lenders or otherwise);

(c) the date upon which the Credit Commitments terminate pursuant to Section 9.2 hereof; or (d) the date on which the Loans shall be paid in full.

(b)                                 Section 1.2 of the Credit Agreement is hereby amended to add the following definition to read in its entirety as follows:

“Eleventh Amendment Closing Date” means the day on which the Eleventh Amendment to Credit Agreement is executed and delivered by all applicable parties.

3.                                       Reaffirmation of Covenants, Warranties and Representations.  Borrowers hereby agree and covenant that all representations and warranties set forth in the Credit Agreement including, without limitation, all of those representations and warranties set forth in Article 5 thereof, are true and accurate as of the date hereof and except to the extent that such relate to a specific date.  Borrowers further reaffirm all covenants set forth in the Credit Agreement, and reaffirm each of the affirmative covenants set forth in Article 6, all financial covenants set forth in Article 7, except to the extent modified or amended by this Eleventh Amendment, and all negative covenants set forth in Article 8 thereof, as if fully set forth herein.

4.                                       Amendment of Notes.  The parties hereby agree and consent that notwithstanding any terms to the contrary set forth in the Revolving Credit Notes, the Term Loan Notes or the Credit Agreement, the maturity date of each of the Notes shall be extended from June 1, 2003 to the Termination Date, at which time the entire outstanding principal amount of each of the Notes and all accrued and unpaid interest thereon shall thereupon become due and payable, without notice or demand.

5.                                       Conditions Precedent to Closing of Eleventh Amendment.  On or prior to the Eleventh Amendment Closing Date, each of the following conditions precedent shall have been satisfied:

(a)                                  Documents.  Each of the documents to be executed and delivered at the Eleventh Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrowers and shall be in full force and effect on and as of the Eleventh Amendment Closing Date.

(b)                                 Legality of Transactions.  No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of their agreements or obligations under any of the Loan Documents, or (ii) for Borrowers to perform any of their agreements or obligations under any of the Loan Documents.

(c)                                  Performance.  Except as set forth herein, Borrowers shall have duly and properly performed, complied with and observed each of their covenants, agreements and obligations contained in each of the Loan Documents.  Except as set forth herein, no event shall have occurred on or prior to the Eleventh Amendment Closing Date, and no condition shall exist on the Eleventh Amendment Closing Date which constitutes a Default or an Event of Default.

(d)                                 Proceedings and Documents.  All corporate, governmental and other proceedings in connection with the transactions contemplated on the Eleventh Amendment Closing Date, each of the other Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to Agent.

(e)                                  No Changes.  Since the date of the most recent balance sheets of Borrowers delivered to Agent, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrowers which, individually or in the aggregate, are material to Borrowers, except as otherwise disclosed to Lenders and Agents in writing, and Agent shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

6.                                       Miscellaneous.

(a)                                  Borrowers shall reimburse Agent for all fees and disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this Eleventh Amendment and the handling of any other matters incidental hereto.

(b)                                 All of the terms, conditions and provisions of the Credit Agreement not herein modified shall remain in full force and effect.  In the event a term, condition or provision of the Credit Agreement conflicts with a term, condition or provision of this Eleventh Amendment, the latter shall govern.

(c)                                  This Eleventh Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

(d)                                 This Eleventh Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(e)                                  This Eleventh Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Eleventh Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and year first above written.

BORROWERS:

SUCCESSORIES, INC., an Illinois corporation

By:	/s/ John C. Carroll
Name:	John C. Carroll
Title:	Interim President

SUCCESSORIES OF ILLINOIS, INC., an Illinois corporation

By:	/s/ John C. Carroll
Name:	John C. Carroll
Title:	Interim President

CELEX SUCCESSORIES, INC., a Canadian corporation

By:	/s/ John C. Carroll
Name:	John C. Carroll
Title:	Interim President

AGENT:

THE PROVIDENT BANK, as Agent, an Ohio banking corporation

By:	/s/ Nick Jevic
Name:	Nick Jevic
Title:	Senior Vice President

LENDERS:

THE PROVIDENT BANK, an Ohio banking corporation

By:	/s/ Nick Jevic
Name:	Nick Jevic
Title:	Senior Vice President